Execution Copy

NOVATED AND RESTATED
TECHNOLOGY LICENSE AGREEMENT

dated as of June 17, 2004

between

GPI NIL HOLDINGS, INC.,

GUILFORD PHARMACEUTICALS INC.,

SYMPHONY NEURO DEVELOPMENT COMPANY

and

SNDC HOLDINGS LLC

NOVATED AND RESTATED
TECHNOLOGY LICENSE AGREEMENT

     This NOVATED AND RESTATED TECHNOLOGY LICENSE AGREEMENT (this “Agreement”) is made and effective as of June 17, 2004 (the “Effective Date”) by and between GPI NIL Holdings, Inc., a Delaware corporation (“GPI”), Guilford Pharmaceuticals Inc., a Delaware corporation (“Guilford,” and together with GPI, “Licensor”), Symphony Neuro Development Company, a Delaware corporation (“SNDC”) (each of Licensor and SNDC being a “Party,” and collectively, the "Parties”), and SNDC Holdings LLC, a Delaware limited liability company (“Holdings”).

     WHEREAS, Licensor and Holdings have entered into that certain Technology License Agreement, dated June 17, 2004 (the “Original Agreement ”);

     WHEREAS, Holdings desires to assign its right, title and interest in, and delegate and novate its obligations under the Original Agreement to SNDC, and Licensor and SNDC desire to novate and restate the terms and conditions of the Original Agreement in favor of SNDC;

     WHEREAS, Licensor owns or has rights in certain technology, know-how, patents and other intellectual property rights related to the design, development and manufacture of GPI 1485 and/or the Programs (each as defined below); and

     WHEREAS, Licensor desires to grant, and SNDC desires to acquire, the exclusive right to use such technology, know-how, patents and other intellectual property rights on the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

Capitalized terms used herein and not defined shall have the meanings assigned to such terms in Annex A attached hereto.

     1.1. “Confidential Information” means any and all confidential or proprietary information and materials of or concerning a Party, including, but not limited to, commercial, financial, and technical information, substances, formulations, techniques, methodologies, customer or client lists, programs, procedures, data, documents, know-how, protocols, results of experimentation and testing, specifications, databases, business plans, trade secrets, budget forecasts, business arrangements, information regarding specific transactions, financial information and estimates, long-term plans and goals, and the terms of this Agreement. During the Development Period, Tangible Materials and Licensed Intellectual Property shall be treated as Confidential Information of both parties to the extent related to the Field. Upon expiration of the Development Period, Tangible Materials and Licensed Intellectual Property shall be deemed solely Confidential Information of SNDC to the extent related to the Field. Tangible Materials

Certain portions of this exhibit have been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. The symbol “[***]” has been inserted in place of the portions so omitted.

and Licensed Intellectual Property shall be deemed solely Confidential Information of Licensor to the extent not related to the Field.

     1.2. “Development Period” means the period starting on the Effective Date and ending upon the termination or expiration of the Purchase Option Period.

     1.3. “Field”[***]

     1.4. “GPI 1485” means the compound described as GPI 1485 in Annex B, or the prodrug thereof described in Annex B as [***]; and any other compound which, [***]

     1.5. "HIV-D” means HIV related dementia.

     1.6. “HIV-PN” means HIV-related peripheral neuropathy.

     1.7. “IND” means an Investigational New Drug Application, as defined in the regulations promulgated by the United States Food and Drug Administration, or any foreign equivalent thereof.

     1.8. “JHU Agreement” means that certain Amended and Restated License Agreement dated November 25, 1998, among The Johns Hopkins University, GPI and Guilford.

     1.9. “Licensed Intellectual Property” means the Licensed Patent Rights, Sublicensed Patent Rights, Licensor Enhancements and the Licensed Know-How.

     1.10. “Licensed Know-How” means any and all proprietary technology owned by, or licensed to (solely to the extent that Licensor has the right to grant sublicenses thereto), Licensor (i) as of April 1, 2004 that is within the Field or related to the Regulatory Files to the extent within the Field, and (ii) during the Development Period that is related to Licensor Enhancements or the Regulatory Files to the extent within the Field, in each case, including without limitation, manufacturing processes or protocols, know-how, writings, documentation, data, technical information, results of experimentation and testing, specifications, databases, any and all laboratory, research, pre-clinical and clinical data, and other information and materials, whether or not patentable, and all data and other work product available to Licensor under the NINDS Agreement.

     1.11. “Licensed Patent Rights” means (i) the rights in the patents, patent applications and invention disclosures owned by Licensor that are listed on Annex C hereto as “Patents Covering Licensed Patent Rights” to the extent the claims in such patents are related to the Field, and (ii) the rights in patents, patent applications and invention disclosures owned by Licensor during the Development Period that cover Licensor Enhancements, to the extent the

Certain portions of this exhibit have been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. The symbol “[***]” has been inserted in place of the portions so omitted.

claims in such patents are related to the Field, in each case, including any reissues, continuations, divisionals, continuations-in-part, reexaminations or renewals thereof in the Territory.

     1.12. “Licensed Products and Services” means any material, composition, drug, product or service, which incorporates or uses GPI 1485 in the Field and would constitute, or the manufacture, use, sale or importation of which would constitute, but for the licenses granted herein, an infringement of a valid, issued claim of the Licensed Patent Rights.

     1.13. “Licensor Enhancements” means findings, improvements, discoveries, inventions, additions, modifications, enhancements, derivative works, or changes to the Licensed Intellectual Property and Regulatory Files, to the extent in the Field, in each case, developed by Licensor during the Development Period to the extent such items do not otherwise qualify as SNDC Enhancements hereunder.

     1.14. “MLA” means that certain Management and Licensing Agreement dated October 28, 2003 between Artery, LLC and Guilford.

     1.15. “NDA” means a New Drug Application, as defined in the regulations promulgated by the United States Food and Drug Administration, or any foreign equivalent thereof.

     1.16. “NINDS Agreement” means that certain Clinical Trial Agreement between The National Institute of Neurological Disorders and Stroke and Guilford Pharmaceuticals Inc., dated September 12, 2003.

     1.17. “PD” means Parkinson’s disease.

     1.18. “Personnel” of a Party means such Party, its employees, subcontractors, consultants, representatives and agents.

     1.19. “PPED” means traumatic nerve injury, including but not limited to post-prostatectomy erectile dysfunction. For the avoidance of doubt, PPED shall not include [***].

     1.20. “Programs” means those certain clinical neurology programs pursuing indications for GPI 1485 in the following four disease states in accordance with the Development Plan: PD, PPED, HIV-PN, or HIV-D.

     1.21. “Regulatory Files” means any IND, NDA or any other regulatory filings filed with the United States Food and Drug Administration thereof relating to GPI 1485 and the Programs, in each case, solely for an indication in the Field.

     1.22. “RIAA” means that certain Revenue Interest Assignment Agreement dated October 28, 2003 among, Artery, LLC, Licensor, Paul Royalty Fund, L.P., and Paul Royalty Fund Holdings II.

     1.23. “SNDC Enhancements” means findings, improvements, discoveries, inventions, additions, modifications, enhancements, derivative works, or changes to the Licensed

Certain portions of this exhibit have been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. The symbol “[***]” has been inserted in place of the portions so omitted.

Intellectual Property and Regulatory Files, made by or on behalf of SNDC. [***]

     1.24. “Sublicensed Patent Rights” means (i) the rights in the patents, patent applications and invention disclosures licensed to Licensor pursuant to the JHU Agreement that are listed on Annex C hereto as “Patents Covering Sublicensed Patent Rights” to the extent the claims in such patents are related to the Field, and (ii) any reissues, continuations, divisionals, continuations-in-part, reexaminations, renewals, thereof in the Territory which are directed to the subject matter specifically described in the patent applications listed on Annex C as “Patents Covering Sublicensed Patent Rights” to the extent the claims in such patents are related to the Field, in each case, solely to the extent Licensor has the right to grant sublicenses thereto.

     1.25. “Tangible Materials” means any tangible materials, in any format, whether written or electronic, existing as of April 1, 2004 or during the Development Period, that are in Licensor’s possession, embodying or related to the Licensed Intellectual Property, Regulatory Files, GPI 1485 or the Programs, including, but not limited to, documentation, patent applications and invention disclosures, in each case solely to the extent such materials are related to the Field.

     1.26. “Term” has the meaning set forth in Section 8.1.

     1.27. “Territory” means the United States, including all fifty states and territories.

ARTICLE 2
GRANT OF RIGHTS

     2.1. Assignment . Holdings hereby assigns to SNDC all of its right, title and interest in and to the Original Agreement. The Parties agree that from and after the date hereof, all of the right, title, interest and obligations of Holdings under the Original Agreement will be assigned, novated and transferred to, and assumed by, SNDC, as amended and restated by this Agreement.

     2.2. License Grant . Licensor hereby grants to SNDC, subject to the terms and conditions of this Agreement, a fully paid up, exclusive license, in and limited to the Territory, under the Licensed Intellectual Property, to develop, make, have made, use, offer for sale, sell, and import, GPI 1485, Licensor Enhancements, and other Licensed Products and Services, in and limited to the Field.

     2.3. Right to Sublicense . The license granted hereunder includes the right of SNDC to grant sublicenses under the Licensed Intellectual Property, provided , that ,

(a)	during the Development Period, SNDC shall not sublicense any of the rights granted hereunder nor any SNDC Enhancements to any third party (including without limitation any Affiliates) other than third parties required for the development of the Programs in accordance with the

Certain portions of this exhibit have been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. The symbol “[***]” has been inserted in place of the portions so omitted.

Development Plan and the Amended and Restated Research and Development Agreement;

(b)	any sublicense granted is (i) pursuant to a written contract, (ii) consistent with the terms of this Agreement, (iii) with respect to Sublicensed Patent Rights, is consistent with the JHU Agreement or other applicable third-party agreement, (iv) does not grant any rights beyond the scope of the license rights granted herein, and (v) is as protective of Licensor’s rights as this Agreement;

(c)	SNDC obtains Licensor’s prior written consent for any sublicense granted during the Development Period, which consent shall not be unreasonably withheld or delayed; and

(d)	SNDC provides to Licensor a copy of each such sublicense agreement promptly after it is executed, provided that SNDC may redact any financial information contained therein.

     2.4. Restrictions . SNDC acknowledges and agrees, that, notwithstanding anything to the contrary herein,

(a)	the licenses, rights, representations, warranties or covenants herein with respect to the Sublicensed Patent Rights are subject to and limited by the terms and conditions of the JHU Agreement, and in the event of any inconsistency regarding the Sublicensed Patent Rights between this Agreement and the JHU Agreement, the restrictions, obligations, and limitations set forth in the JHU Agreement shall prevail;

(b)	certain of the Licensed Patent Rights, as noted in Annex C , are jointly owned by Licensor and a third party; and

(c)	the licenses granted herein are expressly conditioned on SNDC’s performance of its obligations hereunder, including without limitation, the obligations set forth in Articles 3, 4, and 5 of this Agreement.

     2.5. Reservation of Rights . Licensor reserves all rights in and to the Licensed Intellectual Property not expressly granted herein. SNDC covenants and agrees not to use or exploit such Licensed Intellectual Property outside of the scope of the licenses granted herein. Notwithstanding anything to the contrary herein, Licensor shall have the continuing right to exploit the Licensed Intellectual Property for (i) any use outside of the Field, and (ii) any use outside of the Territory.

     2.6. Regulatory Files . Effective upon expiration or termination of the Purchase Option, Licensor hereby assigns to SNDC all right, title, and interest in and to the Regulatory Files filed in the Territory to the extent related to the Field. Licensor shall, at the reasonable request of SNDC and at SNDC’s expense, perform any acts that SNDC may reasonably deem necessary or desirable to evidence or confirm SNDC’s ownership interest in such Regulatory Files, including, but not limited to, making further written assignments in a form determined by

SNDC. Without limiting the license rights granted under this Article 2, the parties understand and agree that the assignment of such Regulatory Files (i) is subject to Licensor’s reservation of rights in the Licensed Intellectual Property and the terms and conditions of the JHU Agreement, (ii) does not include an assignment of any Licensed Intellectual Property, and (iii) and does not include the assignment of any portion of the Regulatory Files outside of the Field or outside of the Territory.

     2.7. Restrictions Regarding Competing Programs . During the Development Period and subject to SNDC’s compliance with the terms and conditions of this Agreement, Licensor shall not file an IND with the FDA or conduct clinical research in the Territory for indications for the treatment of the following four disease states: PD, PPED, HIV-PN, or HIV-D. The foregoing limitation will in no event limit Licensor’s ability to (i) perform or engage in any of the foregoing activity outside the Territory or in filing any INDs or conducting any clinical research for indications other than PD, PPED, HIV-PN, or HIV-D, or (ii) license any of its other intellectual property to a third party for any purpose, provided that the purpose is not expressly for the conduct of clinical research in the Territory for indications for the treatment of the following four disease states: PD, PPED, HIV-PN, or HIV-D. The parties further acknowledge that (x) in the event of a Change of Control, this Section 2.7 shall only apply with respect to the on-going business of Licensor as it exists immediately prior to the Change of Control, and shall not apply to any existing research, development or commercialization activities of the acquiror of Licensor, and (y) the existence of and Licensor’s performance of its obligations under the NINDS Agreement shall not be deemed a breach of this Section 2.7 .

     2.8. Delivery of Materials . With respect to Tangible Materials existing as of the Effective Date, Licensor shall, upon the reasonable request of SNDC at SNDC’s expense, deliver all such Tangible Materials to a location designated by SNDC within thirty (30) days of such request. During the Development Period, Licensor shall provide SNDC with a report every calendar quarter identifying any new Licensor Enhancements and delivering all newly acquired or newly created Tangible Materials to SNDC.

     2.9. License Back for SNDC Enhancements . Guilford shall have the option to obtain from SNDC a non-exclusive, perpetual license, with the right to sublicense, develop, make, have made, use, offer for sale, sell, and import SNDC Enhancements or any product or service covered by, using or incorporating SNDC Enhancements developed during the Development Period for use (i) outside of the Territory or (ii) inside the Territory but outside of the Field; provided that, the foregoing license will be subject to a commercially reasonable royalty rate to be mutually and promptly agreed upon by the parties in the event Guilford exercises the option.

     2.10. License Opportunities . [***]

Certain portions of this exhibit have been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. The symbol “[***]” has been inserted in place of the portions so omitted.

[***]

     2.11. Discontinuation of a Program . During Development Period, in the event that SNDC discontinues or abandons any of the Programs or commercialization of the Licensed Intellectual Property in any of the disease states in the Field, (i) SNDC shall so notify Licensor promptly in writing, (ii) Licensor shall have the right and option, exercisable for ninety (90) days after receipt of written notice of abandonment from SNDC, to buy back the license rights granted (and any SNDC Enhancements thereto) with respect to such abandoned Program or disease state for [***]

     2.12. NINDS Agreement . Licensor shall, from time to time, or otherwise on the reasonable request of SNDC, request from NINDS all data, work product, and other information available from NINDS or the Coordinating Center (as defined in the NINDS Agreement) under the NINDS Agreement.

ARTICLE 3
SNDC COVENANTS

     3.1. JHU Agreement . SNDC acknowledges and agrees that it is a “Sublicensee” under the JHU Agreement with respect to the Sublicensed Patent Rights, and therefore, without limiting the generality of Section 2.4 above, SNDC covenants and agrees to:

(a)	Pay to Licensor or Licensor’s designee, in U.S. dollars, all amounts due under Article 4 of the JHU Agreement with respect to SNDC’s exploitation of the Sublicensed Patent Rights and other Licensed Intellectual Property hereunder within forty-five (45) days after the end of each calendar quarter;

(b)	Provide to Licensor or Licensor’s designee the reports due under Paragraph 4.3 of the JHU Agreement with respect to SNDC’s exploitation of the Sublicensed Patent Rights and other Licensed Intellectual Property hereunder within forty-five (45) days after the end of each calendar quarter;

(c)	Retain the records, files, and books of account with respect to SNDC’s exploitation of the Sublicensed Patent Rights and other Licensed Intellectual Property in accordance with Licensor’s obligations set forth in Paragraph 4.4 of the JHU Agreement, and permit Licensor, The Johns

Certain portions of this exhibit have been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. The symbol “[***]” has been inserted in place of the portions so omitted.

Hopkins University and/or their agents to audit such items in accordance with the audit rights granted under Paragraph 4.4 of the JHU Agreement;

(d)	Comply with the confidentiality obligations set forth in Paragraph 5.3 of the JHU Agreement;

(e)	Spend at least the Minimum Annual Expenditure (as defined in the JHU Agreement) in accordance with Licensor’s obligations in Paragraph 6.2 of the JHU Agreement, provide to Licensor a certificate no later than March 15th of each calendar year signed by an officer of SNDC certifying as to whether SNDC has spent in the preceding calendar year at least the Minimum Annual Expenditure for such year, and if requested by Licensor or The Johns Hopkins University, provide a written accounting of such expenditure;

(f)	Perform the milestones set forth in Paragraph 6.3 of the JHU Agreement;

(g)	After FDA commercial approval has been granted, exercise commercially reasonable efforts to market a Licensed Product covered by the Sublicensed Patent Rights in the Territory; and

(h)	Comply with and/or perform, as applicable, Licensor’s obligations set forth in Paragraphs 7.6, 7.8, and 7.9 of the JHU Agreement.

     3.2. Paul Capital Agreements . SNDC agrees to cooperate with Licensor in order for Licensor to fulfill its obligations under Sections 4.1, 4.2, and 4.3 of the MLA, and Sections 5.11(g), 5.11(h), 5.11(p) and 5.12(d) of the RIAA, including but not limited to complying with the record retention requirements, reporting requirements, and audit obligations set forth in such sections of the MLA and RIAA, to the extent such obligations are applicable to this Agreement and the transactions contemplated by the Operative Documents.

ARTICLE 4
INTELLECTUAL PROPERTY

     4.1. Ownership. The Parties acknowledge and agree that, as between Licensor and SNDC, (i) Licensor or its licensors are the owner of all right, title and interest in and to the Licensed Intellectual Property, and (ii) subject to Licensor’s and its licensor’s rights in the Licensed Intellectual Property and any U.S. government rights in such Licensed Intellectual Property, SNDC is the owner of all right, title and interest in and to all SNDC Enhancements.

     4.2. Marking . SNDC shall mark, and shall cause all of its sublicensees to mark, any Licensed Products or Services, or the packaging thereof or materials related thereto, with the number of the applicable patents licensed hereunder in accordance with applicable U.S. patent law.

     4.3. Prosecution and Maintenance .

(a)	Unless otherwise directed by the Development Committee or as otherwise set forth in Section 4.3, Licensor shall (x) prepare, file, prosecute and maintain the patents and patent applications covering the Licensed Patent Rights in the Territory, in the name of Licensor, and (y) prepare, file, prosecute and maintain the patents and patent applications covering the Sublicensed Patent Rights in the Territory, in the name of JHU, in accordance with the terms of the Paragraph 5.1 of the JHU Agreement.

(b)	Licensor will use commercially reasonable efforts to (i) seek the allowance of broad generic claims, consistent with Licensor’s determination of enforceability, business considerations and other factors, (ii) provide to SNDC and its patent counsel copies of patent applications and other substantive patent prosecution documents pertaining to the patents covering Licensed Patent Rights and Sublicensed Patent Rights prior to filing in the United States so as to afford SNDC a reasonable opportunity to review and comment, and (iii) consider SNDC’s input in the formulation and execution of Licensor’s strategy with respect to filing, prosecuting and maintaining patents and patent applications covering the Licensed Patent Rights and Sublicensed Patent Rights.

(c)	The cost of such prosecution and maintenance shall be paid by SNDC provided, however, that except as set forth herein, during the Development Period, SNDC shall not be responsible for such costs in excess of the amount budgeted therefore in the Development Budget. Following the Development Period, prosecution costs of the Licensed Patent Rights and or Sublicensed Patent Rights shall be paid by SNDC only to the extent that the scope of any patent or patent application included in the Licensed Patent Rights or Sublicensed Patent Rights covers uses in the Field. Upon the scope of any Licensed Patent Rights or Sublicensed Patent Rights being amended so that the patent or patent application’s claims are outside of the Field, such prosecution costs shall be paid exclusively by Licensor. Upon the scope of any patent or patent application included in the Licensed Patent Rights or Sublicensed Patent Rights being substantially amended as relates to the Field, the Parties shall use reasonable good faith efforts to determine a reimbursement percentage for such patent or patent application to reflect changes in scope wherein (a) when the scope changes to be more related to the Field, the reimbursement amount will increase accordingly, and (b) when the scope changes to be less related to the Field, the reimbursement amount will decrease accordingly.

(d)	SNDC shall not be responsible for the costs of any interference or reexamination instituted by Licensor with respect to the Licensed Patent Rights or Sublicensed Patent Rights in the Territory (except to the extent allocated in the Development Budget), unless the parties mutually agree in writing that it is reasonably necessary to file and prosecute an interference or re-examination in connection with such Licensed Patent Rights or Sublicensed Patent Rights in the Territory to protect their interests in such

Licensed Patent Rights or Sublicensed Patent Rights, which agreement will not be unreasonably withheld. In the event of such agreement during the Development Period, SNDC shall pay such costs as mutually agreed, even if they are in excess of the amount budgeted therefore in the Development Budget. In the event of such agreement following the Development Period, each Party shall pay such costs as mutually agreed, based on the criteria set forth in clause (c) above.

(e)	[***]

(f)	Each Party shall provide the prosecuting Party with reasonable cooperation under this Section 4.3.

     4.4. Abandonment . Without the prior written consent of SNDC, which consent shall not be unreasonably withheld or delayed, and except with respect to the prosecution or maintenance of any Field Limited Patents for which SNDC is responsible under Section 4.3(e), during the Development Period, Licensor shall not abandon or allow to lapse any patent or patent application covering the Licensed Patent Rights or Sublicensed Patent Rights. In the event Licensor desires to abandon any such patent or patent application (whether during or after the Development Period), Licensor shall provide prompt, timely written notice thereof to SNDC sufficient to permit SNDC to avoid such abandonment or lapse, and shall, upon the request of SNDC, immediately transfer control of such registration or application to SNDC. This section shall apply mutates mutandis with respect to the Field Limited Patents filed in the name of JHU for which SNDC is responsible under Section 4.3(e).

     4.5. Infringement . Each Party agrees to immediately notify the other Party and provide to the other Party upon becoming aware of any infringement, misappropriation, illegal

Certain portions of this exhibit have been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. The symbol “[***]” has been inserted in place of the portions so omitted.

use or misuse of the Licensed Intellectual Property and provide to the other party all available evidence of such infringement.

     4.6. First Right . Subject to JHU’s rights regarding the Sublicensed Patent Rights as set forth in the JHU Agreement, SNDC has the first right, but not the obligation, to take action against others in the courts, administrative agencies or otherwise, at SNDC’s cost and expense, to prevent or terminate infringement, misappropriation, illegal use or misuse of the Licensed Patent Rights or the Sublicensed Patent Rights. Licensor shall, at SNDC’s expense, cooperate with and reasonably assist SNDC at SNDC’s expense in any such action if so requested, and, upon SNDC’s request, execute, file and deliver all documents and proof necessary for such purpose, including being named as a party to such litigation if requested by SNDC or if required by law. Licensor shall have the right to participate and be represented in any such action, suit or proceeding by its own counsel at its own expense. SNDC shall not enter into any settlement or compromise of such action, suit or proceeding that affects or concerns the validity, enforceability, or ownership of any Licensed Patent Rights or any Sublicensed Patent without the prior written consent of Licensor, which consent shall not be unreasonably withheld.

     4.7. Reversion of Enforcement Rights . SNDC shall promptly notify Licensor in the event it elects not to take action under Section 4.6. If Licensor is so notified, or if SNDC does not commence any such action within ninety (90) days after becoming aware of such potential claim, Licensor shall have the option to commence any such action under its own direction and control, and at its cost and expense. SNDC shall, at Licensor’s expense, cooperate and reasonably assist Licensor in such action if so requested, and upon Licensor’s request, execute, file and deliver all documents and proof necessary for such purpose, including being named as a party to such litigation if requested by SNDC or if required by law. SNDC shall have the right to participate and be represented in any such action, suit or proceeding by its own counsel at its own expense. The rights of Licensor, and the obligations of SNDC under this Section 4.7 shall expire on expiration of the Development Period.

     4.8. Withdrawal of Enforcement . If either Party brings an action under this Article 4 and subsequently ceases to pursue or withdraws from such action, it shall promptly notify the other Party and the other Party may substitute itself for the withdrawing party under the terms of this Article 4.

     4.9. Recoveries . Subject to Section 4.10 below, all damages or other compensation of any kind recovered in such action, suit, or proceeding or from any settlement or compromise brought under this Article 4 shall first be used to reimburse each party for its expenses in connection with such action, suit or proceeding, (in proportion to the expenses of each party if recovery is insufficient to cover all such expenses) and the remainder of such recover shall be allocated 85% to the party hereto taking the lead in representing the interests of the owners of the Licensed Patent Right and/or Sublicensed Patent Rights in the action, suit or proceeding, and 15% to the other party hereto.

     4.10. Sublicensed Patent Rights . To the extent any action contemplated in Sections 4.6, 4.7, 4.8 or 4.9 of this Agreement involves Sublicensed Patent Rights, such action shall be subject to JHU’s rights set forth in Article 3 of the JHU Agreement, and in the event of a conflict between the terms of Article 3 of the JHU Agreement and Sections 4.6, 4.7, 4.8 or 4.9

hereof, Article 3 of the JHU Agreement will prevail, including without limitation, the recovery of proceeds to which JHU is entitled under Paragraph 3.4 of the JHU Agreement.

ARTICLE 5
CONFIDENTIALITY

     5.1. Confidentiality . Each Party shall maintain in confidence all Confidential Information of the other Party, and shall not disclose such Confidential Information to any third party except to those of its Personnel as are necessary in connection with such Party’s activities as contemplated by this Agreement. In maintaining the confidentiality of Confidential Information of the other Party, each Party shall exercise the same degree of care that it exercises with its own confidential information, and in no event less than a reasonable degree of care. Each Party shall ensure that each of its Personnel holds in confidence and makes no use of the Confidential Information of the other Party for any purpose other than those permitted under this Agreement or to the extent required in other Operative Documents, or otherwise required by law.

     5.2. Exceptions . The obligation of confidentiality contained in this Agreement shall not apply to the extent that (i) either Party (the "Receiving Party”) is required to disclose information by order or regulation of a governmental agency or a court of competent jurisdiction; provided, however, that the Receiving Party shall not make any such disclosure without first notifying the other Party and allowing the other Party a reasonable opportunity to seek injunctive relief from (or a protective order with respect to) the obligation to make such disclosure or (ii) the Receiving Party can demonstrate that (a) the disclosed information was at the time of such disclosure to the Receiving Party already in (or thereafter entered) the public domain other than as a result of actions of the Receiving Party or its Personnel in violation hereof, (b) the disclosed information was rightfully known to the Receiving Party prior to the date of disclosure to the Receiving Party, (c) the disclosed information was received by the Receiving Party on an unrestricted basis from a source unrelated to any Party to this Agreement and not under a duty of confidentiality to the other Party, or (d) was independently developed by the Receiving Party.

     5.3. Unauthorized Disclosure . Each Party acknowledges and confirms that the Confidential Information of the other Party constitutes proprietary information or trade secrets valuable to the other Party, and that the unauthorized use, loss or outside disclosure of such Confidential Information shall be presumed to cause irreparable injury to the other Party. Each Party shall notify the other Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information, and will cooperate with the other Party in every reasonable way to help regain possession of such Confidential Information and to prevent its further unauthorized use.

     5.4. Injunctive Relief . Each Party acknowledges that monetary damages is not a sufficient remedy for unauthorized disclosure of Confidential Information of the other Party and that the other Party shall be entitled, without waiving other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

     5.5. Public Disclosure . Except as required by law, no Party shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Party, and the Parties shall cooperate as to the timing and contents of any such press release or public announcement.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

     6.1. Mutual Representations . Each Party hereby represents and warrants to the other Party as follows:

(a)	Organization . Such Party is duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)	Authority and Validity . Other than as set forth in the Operative Documents, such Party has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Party of its obligations under this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of such Party (other than as set forth in the Operative Documents), and no other proceedings on the part of such Party are necessary to authorize this Agreement or for such Party to perform its obligations under this Agreement. This Agreement constitutes the lawful, valid and legally binding obligation of such Party, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c)	No Violation or Conflict . The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (x) violate, conflict with or result in the breach of any provision of the Organizational Documents of such Party, (y) conflict with or violate any law or Governmental Order applicable to such Party or any of its assets, properties or businesses, or (z) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of such Party, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Party is a party except, in the case of clause (z), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party.

(d)	Governmental Consents and Approvals . Other than as set forth in the Operative Documents, the execution, delivery and performance of this Agreement by such Party do not require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party.

(e)	Litigation . There are no actions by or against such Party pending before any Governmental Authority or, to the knowledge of such Party, threatened to be brought by or before any Governmental Authority, that would reasonably be expected to have a Material Adverse Effect on such Party. There are no pending or, to the knowledge of such Party, threatened actions, to which such Party is a party (or threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Operative Documents or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto. Such Party is not subject to any Governmental Order (nor, to the knowledge of such Party, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party.

     6.2. Representations and Warranties of Licensor . Licensor hereby represents and warrants to SNDC, that, as of the Effective Date:

     (a) Licensor is the owner of all right, title, and interest in and to (i) all Licensed Patent Rights not identified in Annex C as jointly owned and (ii) the Regulatory Files;

     (b) Subject to any rights of the U.S. government, Licensor is the joint owner with JHU of all Licensed Patent Rights identified in Annex C as being jointly owned;

     (c) Licensor has sufficient rights to grant the licenses granted hereunder and the grant of such licenses does not and will not conflict with any agreement to which Licensor is a party or otherwise governing the Licensed Intellectual Property in any material respect;

     (d) To the knowledge of Licensor, no third party is engaging in any activity that infringes or misappropriates the Licensed Intellectual Property;

     (e) The Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or part, and to the knowledge of Licensor, is valid and enforceable;

     (f) No Actions or Claims have been asserted, or are pending or threatened, against Licensor in writing alleging that the use of the Licensed Intellectual Property misappropriates or infringes the intellectual property right of any third party;

     (g) To the knowledge of Licensor, the use of the Licensed Intellectual Property existing as of the Effective Date by SNDC in strict accordance with the licenses herein and other terms of this Agreement will not misappropriate or infringe the intellectual property rights of any third party;

     (h) The Licensed Intellectual Property is the only intellectual property Licensor owns or has the right to sublicense in the Territory that covers the Field; and

     (i) [***]

     Notwithstanding the foregoing, to the extent that any of the representations and warranties in this Section 6.2 conflict with Section 7.7 of the JHU Agreement, Section 7.7 of the JHU Agreement shall govern.

     6.3. Disclaimer and Acknowledgement . EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 6, THE LICENSED INTELLECTUAL PROPERTY AND REGULATORY FILES ARE PROVIDED “AS IS,” AND LICENSOR EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR NON-INFRINGEMENT. LICENSOR DOES NOT WARRANT THE PERFORMANCE OF ANY LICENSED PRODUCT OR SERVICE, INCLUDING THEIR SAFETY, EFFECTIVENESS OR COMMERCIAL VIABILITY. SNDC FURTHER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7.7 OF THE JHU AGREEMENT, JHU MAKES NO WARRANTIES HEREUNDER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR NON-INFRINGEMENT, NOR ANY WARRANTY AS TO THE PERFORMANCE OF ANY LICENSED PRODUCT OR SERVICE, INCLUDING THEIR SAFETY, EFFECTIVENESS OR COMMERCIAL VIABILITY.

ARTICLE 7
INDEMNIFICATION

     7.1. Licensor Indemnification . Licensor shall indemnify and hold harmless SNDC and its Affiliates, and their respective officers, directors, shareholders and Personnel from and against any Claims, Actions, demands, suits, causes of action, losses, damages, liabilities, judgments, costs and expenses (including reasonable attorneys’ fees) by third parties (“Losses”) arising out of any (i) breach of Licensor’s representations and warranties set forth in Article 6, and (ii) [***]

     7.2. SNDC Indemnification . SNDC shall defend, indemnify and hold harmless Licensor and its licensors and Affiliates, and their respective officers, directors, shareholders and Personnel from and against any Losses arising out of (i) any breach of SNDC’s representations and warranties set forth in Article 6, (ii) SNDC’s or sublicensee’s unauthorized use of the

Certain portions of this exhibit have been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. The symbol “[***]” has been inserted in place of the portions so omitted.

Licensed Intellectual Property, or (iii) the use, development, manufacture, marketing or sale of any Licensed Product or Service developed, marketed, or distributed by or on behalf of SNDC or any of its sublicensees, in each case, except with respect to Losses for which SNDC is entitled to indemnification under Section 7.1.

     7.3. Third-Party Claims . In the event of a claim by a Party for indemnification under this Article 7 based on a third-party claim (a "Third-Party Claim”), such Party shall give the other Party prompt notice of such Third-Party Claim, and copies of all papers served upon or received by such Party relating thereto. The other Party shall have the exclusive right to control the defense of any Third-Party Claim and all negotiations for its settlement or compromise, provided that such other Party shall not have the right to bind the indemnified Party to any non-financial settlement, consent or other agreement without the prior written consent of the indemnified Party, which consent shall not be unreasonably withheld or delayed. The indemnified Party shall provide reasonable assistance to the other Party, at such other Party’s expense, in connection with the defense of any Third-Party Claim. The indemnified Party shall have the right to participate in the defense of such Third-Party Claim, at its expense. Each Party shall provide the other Party with prompt notice of any written threat, warning, or notice of any Third-Party Claim.

     7.4. Limitation of Liability . EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 7.4, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATION SET FORTH IN THIS SECTION SHALL NOT APPLY TO CLAIMS FOR (A) BREACH OF ARTICLE 4 (CONFIDENTIALITY), (B) AMOUNTS PAID WITH RESPECT TO INDEMNIFICATION OF THIRD-PARTY CLAIMS, OR (C) CLAIMS BASED ON GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. SNDC FURTHER ACKNOWLEDGES THAT NEITHER JHU NOR THE JHU INVENTORS SHALL HAVE ANY LIABILITY HEREUNDER FOR ANY DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL AND CONSEQUENTIAL DAMAGES, ATTORNEY’S FEES AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE OR SALE OF ANY LICENSED PRODUCTS OR SERVICES COVERED BY THE SUBLICENSED PATENT RIGHTS.

     7.5. Insurance . Each Party shall maintain insurance, including on the part of SNDC, product liability insurance, with respect to its activities under this Agreement. Such insurance shall be in such amounts and subject to such deductibles as are prevailing in the industry from time to time, provided that, each Party shall maintain a minimum of an aggregate of Two Million Dollars ($2,000,000) in directors and officers insurance and an aggregate of Five Million Dollars ($5,000,000) in product liability insurance. Notwithstanding anything to the contrary herein, this Section 7.5 shall survive only for a period of two (2) years following termination or expiration of this Agreement.

ARTICLE 8
TERM AND TERMINATION

     8.1. Term . This Agreement shall commence on the Effective Date and shall remain in force until terminated as provided herein (the “Term”). This Agreement shall automatically terminate on expiration of the last to expire of the Licensed Patent Rights.

     8.2. Termination .

(a)	Either Party may terminate this Agreement at any time if the other Party is in material default or breach of this Agreement, and such material default or breach continues unremedied for a period of sixty (60) days after written notice thereof is delivered to the defaulting or breaching party.

(b)	This Agreement shall automatically terminate in the event that any of the Amended and Restated Research and Development Agreement, Purchase Option Agreement, or Guilford Sub-Servicing Agreement, is terminated by Guilford for cause due to a material breach or default by SNDC or Holdings; provided however, that in the event SNDC (i) in good faith and after reasonable investigation, disputes the termination of such other Operative Document, (ii) provides Guilford written notice of such dispute within thirty (30) days after notice of such purported termination, and (iii) promptly, continuously and diligently pursues the resolution of such dispute, whether through settlement negotiations or litigation, then this Agreement shall not terminate under this Section 8.2(c) until the earlier of (x) settlement of mutual resolution of the dispute that provides for the termination of such Operative Document or (y) a court of competent jurisdiction determines that such Operative Document has been terminated.

(c)	Upon any termination of this Agreement, all license rights granted herein shall immediately terminate.

(d)	The licenses granted herein with respect to the Sublicensed Patent Rights related to the JHU Agreement shall automatically terminate in the event the JHU Agreement is terminated for any reason. Notwithstanding the foregoing, Licensor shall fully comply with all obligations of Licensor under the JHU Agreement, and shall notify SNDC immediately in the event Licensor receives a notice of breach or becomes aware of any fact or circumstance that may result in termination of the JHU Agreement.

     8.3. Survival . The following Sections and Articles shall survive expiration or termination of this Agreement: Sections 2.5, 3.1(c), 3.1(d), 3.1(h), 4.1, 4.9, and 6.3, and Articles 5, 7, 8 and 9.

     8.4. Bankruptcy . All rights and licenses granted by Licensor to SNDC under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Code”), licenses to “Intellectual Property” as defined in the

Code. The Parties agree that SNDC shall retain and may fully exercise all of its rights and elections under the Code.

ARTICLE 9
MISCELLANEOUS

     9.1. Notices . All notices, requests, claims, demands and other communications regarding this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses:

(a)	If to Licensor:

Craig R. Smith, M.D. Chairman, President and Chief Executive Officer Guilford Pharmaceuticals Inc. 6611 Tributary Street Baltimore, Maryland 21224

with copies to:

Corporate Secretary Guilford Pharmaceuticals Inc. 6611 Tributary Street Baltimore, Maryland 21224

Nancy Linck, Ph.D. Guilford Pharmaceuticals Inc. 611 Tributary Street Baltimore, Maryland 21224

(b)	If to SNDC:

Charles W. Finn, Ph.D. Chief Executive Officer Symphony Neuro Development Company c/o RRD International 7361 Calhoun Place Suite 325 Rockville, MD 20855

with a copy to:

Mark Kessel Chairman Symphony Neuro Development Company c/o Symphony Capital LLC

875 Third Avenue 18th Floor New York, NY 10022

     9.2. Entire Agreement . This Agreement and the agreements referred to herein constitute the entire agreement between the Parties with respect to the subject matter hereof, and no oral or written statement may be used to interpret or vary the meaning of the terms and conditions hereof. This Agreement supersedes any prior or contemporaneous agreements and understandings, whether written or oral, between the Parties with respect to the subject matter hereof.

     9.3. Assignment . Neither Party may assign or otherwise transfer this Agreement without the prior written consent of the other Party; provided, however , that either party may assign this Agreement or any of its rights and obligations hereunder without the consent of the other party to an Affiliate or in connection with a merger or the sale of all or substantially all of the assets of the assigning party to which this Agreement relates. Assignment of this Agreement by either Party shall not relieve the assignor of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

     9.4. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of the Agreement.

     9.5. Independent Contractor. Each Party shall be acting as an independent contractor in performing under this Agreement and shall not be considered or deemed to be an agent, employee, joint venturer or partner of the other Party.

     9.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

     9.7. No Third-Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     9.8. Compliance with Laws. In performing under this Agreement, each Party shall comply with all applicable laws rules and regulations, including without limitation, the United States Food and Drug Administration and the United States Export Administration Regulations.

     9.9. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by authorized representatives of Licensor and SNDC.

     9.10. Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Parties unconditionally and irrevocably agree and consent to the exclusive jurisdiction of the courts located in New York, New York, and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and further agree not to commence any such action, suit or proceeding except in any such court.

     9.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the respective Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement.

     9.12. No Waiver. The failure of either Party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such Party thereafter to enforce such provisions.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

SYMPHONY NEURO DEVELOPMENT COMPANY

By:

Name:	Mark Kessel
Title:	Chairman

SNDC HOLDINGS LLC

By:

Name:	Jeffrey S. Edelman
Title:	Managing Member

GUILFORD PHARMACEUTICALS INC.

By:

Name:	Craig R. Smith, M.D.
Title:	Chairman, President and Chief Executive Officer

GPI NIL HOLDINGS, INC.

By:

Name:	Asher Rubin
Title:	Vice President

ANNEX A

DEFINITIONS

     Terms not otherwise defined herein have the meanings assigned to them in that certain Purchase Option Agreement dated as of June 17, 2004, among Guilford, Holdings and SNDC.

ANNEX B

DESCRIPTION OF GPI 1485

One copy to be provided under strict confidentiality to SNDC upon closing.

Certain portions of this exhibit have been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. The symbol “[***]” has been inserted in place of the portions so omitted.

ANNEX C

PATENTS COVERING LICENSED PATENT RIGHTS
AND SUBLICENSED PATENT RIGHTS

[***]

Certain portions of this exhibit have been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. The symbol “[***]” has been inserted in place of the portions so omitted.